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                                                                    Exhibit 21.1

                         Outdoor Channel Holdings, Inc.
                             Listing Of Subsidiaries

Details of the consolidated subsidiaries at December 31, 2004 are as follows:

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                              STATE OF
                              INCORPORATION/
NAME                          ORGANIZATION       PERCENT HELD
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LDMA-AU, Inc.                 Nevada             100%
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Gold Prospector's             California         100%
Association of
America, Inc.
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Gold Prospector's             California         100% (held by Gold Prospector's
Association of                                   Association of America, Inc.)
America, LLC

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The Outdoor Channel, Inc.     Nevada             100% (held by Gold Prospector's
                                                 Association of America, Inc.)
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